CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-81800) of our report dated February 11, 1999 on our audits of the financial statements and financial highlights of the BB&T Growth and Income Fund and the AmSouth Equity Income Fund, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the statement of additional information in this Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Auditors" in the Statement of Additional Information in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-81800) of the Variable Insurance Funds.

                                         /s/ PriceWaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP



Columbus, Ohio
July 16, 1999